Exhibit 99.1


Asset Purchase Agreement dated December 6, 2005 by and among Phase III Medical, Inc., Phase III Medical Holding Company, and NeoStem, Inc.



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                                  BY AND AMONG
                            PHASE III MEDICAL, INC.,
                        PHASE III MEDICAL HOLDING COMPANY
                                       AND
                                  NEOSTEM, INC.


ARTICLE I PURCHASE AND SALE, PURCHASE PRICE AND LOCK-UPS, LEGENDS ON
CERTIFICATES, ASSUMED LIABILITIES, RETAINED ASSETS, TAXES......................
    1.1   Purchase and Sale of the Purchased Assets............................
    1.2   Payment of the Purchase Price........................................
    1.3   Assumed Liabilities..................................................
    1.4   Retained Assets......................................................
    1.5   Transfer Taxes
ARTICLE II DEFINITIONS; INTERPRETATION.........................................
    2.1   Definitions..........................................................
    2.2   Interpretation.......................................................
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...........................
    3.1   Status of Seller; Enforceability; Conflicts; Consents................
    3.2   Ownership of Seller..................................................
    3.3   Financial Statements.................................................
    3.4   Undisclosed Liabilities..............................................
    3.5   Title to Properties..................................................
    3.6   Real Property........................................................
    3.7   Equipment and Improvements...........................................
    3.8   Contracts............................................................
    3.9   Equity Interests.....................................................
   3.10   Intellectual Property................................................
   3.11   Required Assets; Sufficiency of Assets...............................
   3.12   Personnel Identification and Compensation............................
   3.13   Existing Employment Related Contracts................................
   3.14   Compliance with Laws.................................................
   3.15   Claims and Legal Proceedings.........................................
   3.16   Employee Benefit Plans...............................................
   3.17   Tax Matters..........................................................
   3.18   Consents.............................................................
   3.19   Licenses and Permits.................................................
   3.20   Regulatory Compliance................................................
   3.21   Conduct of Business Since Most Recent Balance Sheet Date.............
   3.22   Broker's or Consultant's Fees........................................
   3.23   Disclosure...........................................................

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND COMPANY.............
    4.1   Status...............................................................
    4.2   Authority............................................................
    4.3   Due Authorization....................................................
    4.4   Enforceability.......................................................
    4.5   Consents.............................................................
    4.6   Broker's or Consultant's Fees........................................
    4.7   Capitalization.......................................................
ARTICLE V PRE-CLOSING COVENANTS................................................
    5.1   Ordinary Conduct.....................................................
    5.2   Right of Inspection; Access to Books and Personnel...................
    5.3   Notification of Material Events......................................
    5.4   Supplemental Disclosures.............................................
    5.5   Exclusivity..........................................................
    5.6   Publicity............................................................
    5.7   Power of Attorney; Right of Endorsement, Etc.........................
    5.8   Covenants Not to Compete, Solicit or Disparage.......................
    5.9   Confidentiality......................................................
   5.10   Certain Funds........................................................
   5.11   Performance of Contracts.............................................
   5.12   Employees............................................................
   5.13   Assumed Contracts....................................................
   5.14   Change of Corporate Name.............................................
   5.15   Certain Warrants.....................................................
ARTICLE VI CONDITIONS PRECEDENT TO PURCHASER'S AND COMPANY'S OBLIGATIONS.......
    6.1   Obligations to be Satisfied on or Prior to Closing Date..............
    6.2   Procedure for Failure to Satisfy Conditions..........................
ARTICLE VII CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.......................
    7.1   Obligations to Be Satisfied on or Prior to Closing Date..............
    7.2   Procedure for Failure to Satisfy Conditions..........................
ARTICLE VIII CLOSING...........................................................
    8.1   Time and Place.......................................................
    8.2   Closing Transactions.................................................
    8.3   Deliveries by Seller.................................................
    8.4   Deliveries by Purchaser and Company..................................
ARTICLE IX OTHER AGREEMENTS....................................................
    9.1   Further Assurances...................................................
    9.2   Access to Records After Closing......................................
    9.3   Collection of Receivables............................................
    9.4   Third Party Consents and Confidentiality Obligations.................
    9.5   Registration of Shares...............................................
ARTICLE X INDEMNIFICATION......................................................
   10.1   Survival of Representations, Warranties and Indemnity................
   10.2   Indemnification by Seller............................................
   10.3   Indemnification by Purchaser and Company.............................
   10.4   Limits on Indemnification............................................


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   10.5   Cross-indemnification for Broker's, Consultant's or Finder's Fees....
   10.6   Procedure for Indemnification........................................
   10.7   Payment..............................................................
   10.8   Limited Recourse against Seller and its shareholders.................
   10.9   Reduction for Insurance and Taxes....................................
  10.10   Remedies Exclusive...................................................
  10.11   No Consequential Damages.............................................
  10.12   Escrow...............................................................
  10.13   Bulk Sales...........................................................
ARTICLE XI  TERMINATION.
   11.1   Rights to Terminate..................................................
   11.2   Effects of Termination...............................................
MISCELLANEOUS PROVISIONS.......................................................
   12.1   Notices..............................................................
   12.2   Assignment...........................................................
   12.3   Benefit of the Agreement.............................................
   12.4   Exhibits and Schedules...............................................
   12.5   Headings.............................................................
   12.6   Entire Agreement.....................................................
   12.7   Modifications and Waivers............................................
   12.8   Counterparts.........................................................
   12.9   Severability.........................................................
  12.10   GOVERNING LAW........................................................
  12.11   Expenses.............................................................
  12.12   JURISDICTION; WAIVER OF JURY TRIAL; VENUE............................

EXHIBITS
      Exhibit A  Escrow Agreement


SCHEDULES

      Schedule 1.4       Retained Assets
      Schedule 2.1       Assumed Liabilities and Assumed Contracts
      Schedule 3.1       Status of Seller
      Schedule 3.2       Ownership
      Schedule 3.4       Undisclosed Liabilities
      Schedule 3.5       Title to Properties
      Schedule 3.6       Real Property
      Schedule 3.8       Contracts
      Schedule 3.9       Equity Interests
      Schedule 3.10      Intellectual Property
      Schedule 3.12      Personnel Identification and Compensation
      Schedule 3.13      Existing Employment Related Contracts
      Schedule 3.14      Compliance with Laws
      Schedule 3.15      Litigation


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      Schedule 3.16     Employee Benefit Plans
      Schedule 3.18     Consents
      Schedule 3.19     Licenses and Permits
      Schedule 3.20     Regulatory Compliance
      Schedule 3.22     Conduct of Business
      Schedule 5.12     Employees
      Schedule 6.1(d)   Consents obtained
      Schedule 6.1(j) Individuals subject to non-competition and non-solicitation agreements
      Schedule 6.1(k)   Individuals subject to employment agreements and terms
      Schedule 6.1(l)   Individuals subject to confidentiality agreements
      Schedule 6.1(n)   Investment Representations




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




                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), dated as of December 6, 2005, is entered into by and among Phase III Medical, Inc., a Delaware corporation (the "Company"), Phase III Medical Holding Company, a Delaware corporation and wholly-owned subsidiary of the Company ("Purchaser") and NeoStem, Inc., a California corporation ("Seller").

                                    RECITALS

      WHEREAS, Seller is engaged in the business of adult stem cell collection and storage (the "Business"); and

      WHEREAS, Seller desires to sell substantially all of the assets relating to the Business to Purchaser and Purchaser desires to purchase substantially all of the assets relating to the Business from Seller, all on the terms set forth herein; and

      WHEREAS, each term defined in this Agreement shall have the meaning ascribed to it in Article II;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Purchaser, Company and Seller hereby agree as follows:

                                    ARTICLE I

  PURCHASE AND SALE, PURCHASE PRICE AND LOCK-UPS, ASSUMED LIABILITIES, RETAINED
                                  ASSETS, TAXES

     1.1 Purchase and Sale of the Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Purchaser and Purchaser shall purchase from Seller the Purchased Assets, free and clear of all Liens, claims, options, charges, encumbrances and restrictions of any kind, other than those Liens set forth on
Schedule 3.5 hereto.

      1.2 Payment of the Purchase Price; Lock-ups; Legends on Certificates.

         (a) Subject to the terms and conditions of this Agreement, including those set forth in this Section 1.2, Purchaser shall, at the Closing, pay or cause to be paid the purchase price (the "Purchase Price") consisting of 5,000,000 newly issued shares of Company Common Stock (the "Consideration" or the "Shares"). At the Closing, 60% of the Shares shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement and 40% of the Shares shall be delivered to Seller, and subject to the terms and conditions of this Agreement, including those set forth in this Section 1.2, Seller shall be entitled to immediately distribute such 40% of the Shares to its shareholders.

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         (b) None of the Shares shall be distributed by Seller to any shareholder unless and until such shareholder agrees to be subject to the limitations on transfer to which Seller agrees to be subject as set forth in
Section 1.2(c) below and to have the Shares bear the legends as set forth in
Section 1.2(d) below. Notwithstanding the foregoing limitations, subject to the other provisions of this Agreement, including the Escrow Agreement, the restrictions contained in Section 1.2(c) below will not prevent any Transfer (as defined below) of any or all of the Shares by a shareholder, either during such shareholder's lifetime or on such shareholder's death, by gift, will or intestate succession, or by judicial decree, to such shareholder's "family members" or to trusts, family limited partnerships and similar entities primarily for the benefit of such shareholder or such shareholder's "family members"; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions hereof, and other than to return the Shares to the former ownership, there shall be no further Transfer of the Shares except in accordance with this Agreement. For purposes of this sub-paragraph, "family member" shall mean spouse, lineal descendants (including adopted children), stepchildren, father, mother, brother or sister of the transferor or of the transferor's spouse. Also notwithstanding the foregoing limitations, subject to the provisions of this Agreement, including the Escrow Agreement, in the event such shareholder is an entity rather than an individual, the provisions hereof will not prevent any Transfer of any or all of the Shares to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions hereof, and other than to return the Shares to the former ownership, there shall be no further Transfer of the Shares except in accordance with this Agreement.

         (c) During the Restricted Period (as defined below) Seller shall not
(i) sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a "Transfer") any legal or beneficial interest in any of the Shares; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Shares, whether such swap transaction is to be settled by delivery of any Shares or other securities of any person, in cash or otherwise. Notwithstanding anything to the contrary set forth in this Agreement or the Escrow Agreement, Seller shall be entitled to pledge (or otherwise use as collateral) the Shares in connection with the satisfaction of any indemnification claims under this Agreement or any third party liabilities or obligations owed by Seller, provided, however, that
(i) any Shares covered by the Escrow Agreement shall remain subject to the Escrow Agreement for the term thereof, (ii) all Shares so pledged shall remain subject to the restrictions on Transfer during the Restricted Period, (iii) during the term of the Escrow Agreement, no third party shall ever have a


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priority in the Shares that is greater than Purchaser's and Company's, and (iv)
any Transfer by the pledgee(s) or any transferee(s) of such pledged Shares during the twelve months following the Restricted Period shall comply with the volume restrictions contained in Rule 144(e)(1) of the Securities Act.

               As used herein, "Restricted Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date. The foregoing restrictions shall apply notwithstanding registration of the Shares pursuant to the registration rights set forth in Section 9.5 hereof.

                 It is understood that (i) the Shares held in escrow pursuant to the Escrow Agreement shall be subject to the foregoing restrictions; and (ii) any of the Shares may be released in whole or in part from the terms hereof upon the approval of the board of directors of the Company.

         (d) The certificates representing the Shares delivered pursuant to this
Section 1.2, shall bear legends in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         "The securities represented by this certificate are subject to additional restrictions on transfer to which any transferee agrees by his acceptance hereof, as set forth in the Asset Purchase Agreement dated as of December __, 2005. No transfer will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such agreement and by an agreement of transferee to be bound by the restrictions set forth in the Agreement. The Company will mail a copy of such transfer restrictions to the holder hereof without charge after the Company's receipt of a written request therefor."

      1.3 Assumed Liabilities.

            (a) Purchaser shall, at the Closing, irrevocably and absolutely, assume, pay or otherwise discharge only the obligations and liabilities of Seller (i) relating to the Assumed Contracts (excluding any liabilities set forth in Section 1.3(b)); provided that any liabilities relating to the Assumed Contracts that are outstanding as of the Closing Date must be set forth on
Schedule 2.1 hereto as liabilities to be assumed, as updated from time to time between signing and Closing; and (ii) that are certain specified additional liabilities of Seller (the "Assumed Additional Liabilities"). The Assumed Contracts and the Assumed Additional Liabilities are collectively referred to


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herein as the "Assumed Liabilities" and are set forth on Schedule 2.1 hereto.
Notwithstanding the foregoing, Purchaser's obligations hereunder with respect to amounts due and owing by Seller to certain individuals as noted on Schedule 2.1 shall be settled by the issuance by the Company to each such individual of that number of shares of Company Common Stock equal to the quotient of the amount of such liability divided by the Fair Market Value of one share of Company Common Stock on the date immediately preceding the earlier of the first announcement of the transactions contemplated by this Agreement or the Closing Date.

            (b) Purchaser shall not assume or pay and Seller shall continue to be responsible for any debt, obligation or liability, of any kind or nature (fixed or contingent, known or unknown) of Seller whether or not relating to the Business, not expressly assumed by Purchaser pursuant to Section 1.3(a) (the "Excluded Liabilities"), including without limitation: (i) except and to the extent set forth in Section 1.5 or Schedule 2.1, any liability for Taxes, including (A) any Taxes arising as a result of Seller's ownership of the Purchased Assets prior to the Closing Date, (B) any income Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement, (C) any deferred Taxes of any nature, but excluding Purchaser's obligation to pay all Transfer Taxes; (ii) except as set forth on Schedule 2.1, any liability under any Contract that is not an Assumed Contract; (iii) except and to the extent set forth on Schedule 2.1, any liability of Seller to any Seller shareholder or Affiliate of Seller or any Seller shareholder; (iv) any liability to distribute to any of Seller's shareholders, warrant holders or option holders or otherwise apply all or any part of the Consideration received hereunder; (v) any liability arising out of or resulting from Seller's compliance or noncompliance with any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal, or Authority and any award in any arbitration proceeding of any Authority; (vi) any liability relating to the compensation arrangements set forth in Schedules 3.12 and 3.13; and (vii) any liability of Seller based upon Seller's acts or omissions occurring after the Closing Date.


      1.4 Retained Assets. Seller shall not sell, transfer, convey or deliver to Purchaser, and Purchaser shall not purchase from Seller the assets, properties, interests and rights of Seller set forth on Schedule 1.4 (the "Retained Assets").

     1.5 Transfer Taxes. Purchaser shall pay all transfer, sales, purchase, use, value added, excise or similar Tax arising out of the transfer of any of the Purchased Assets from Seller to Purchaser.

                                   ARTICLE II
                                   DEFINITIONS

      2.1 Definitions. As used herein, the following terms shall have the meanings ascribed to them in this Section 2.1:



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            Accounts Receivable. All present and future rights to payment for goods or services rendered whether or not earned by performance, including, without limitation, all accounts or notes receivable owned or held by Seller.
            Affiliate. As set forth in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as amended.
            Agreement. This Asset Purchase Agreement, together with all Exhibits and Schedules referred to herein, as amended, modified or supplemented from time to time in accordance with the terms hereof.
            Assumed Additional Liabilities. Liabilities listed on Schedule 2.1 hereto.
            Assumed Contracts. Contracts listed on Schedule 2.1.
            Assumed Liabilities. The Assumed Contracts and the Assumed Additional Liabilities.
            Authority. Any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator or any public, private or industry regulatory authority, whether foreign, federal, state or local.
            Business. As defined in the Recitals hereto.
            Business Day. Any day other than a Saturday, Sunday or a day on which banks in New York are not open for business.
            Closing. The actual sale, conveyance, transfer, assignment and delivery of the Purchased Assets to Purchaser.
            Closing Date. The date which is the later of: (a) fifteen (15) days following the execution of this Agreement or (b) three (3) Business Days following the date on which all closing conditions have been satisfied or waived, or such other date as the Parties may mutually agree in writing, and upon which the Closing shall occur.
            Code. Internal Revenue Code of 1986, as it may be amended from time to time.
            Company Common Stock. The common stock, $.001 par value of Phase III Medical, Inc.
            Consideration. As defined in Section 1.2.
            Contracts. All contracts, leases, subleases, arrangements, commitments and other agreements of Seller relating to the Business or Purchased Assets, including, without limitation, all customer agreements, vendor agreements, purchase orders, installation and maintenance agreements, computer software licenses, hardware lease or rental agreements.
            Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of Seller or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for employees of Seller or any current or former ERISA Affiliates, and any bonus or other incentive compensation, deferred compensation, salary continuation, sick or disability pay, severance, stock award, stock option, stock purchase, tuition assistance, vacation, vacation pay or other benefit plan or arrangement, and each employment, termination or other compensation arrangement or agreement, in each case with respect to current or former employees or consultants of or to Seller or any ERISA Affiliate, and under which Seller or any ERISA Affiliate could reasonably be expected to have any liability.
            Employment Agreements. As defined in Section 6.1.

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            Equipment and Improvements. All facilities and structures, buildings, installations, fixtures, improvements, betterments, additions, laboratory equipment, spare parts, stores, supplies, fuel and lubes, machinery, equipment, cranes, forklifts, platforms, vehicles, trucks, chassis, generators, containers, spare tires and parts, tools, appliances, furniture, office furniture, fixtures, office supplies and office equipment, computers, computer terminals and printers, computer software, telephone systems, telecopiers and photocopiers, and other tangible personal property of every kind and description, which are owned or leased by Seller, or are utilized in connection with Seller's operation of the Business.
            ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.
            ERISA Affiliate. Any corporation, partnership or trade or business which is a member of a group that includes Seller and is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
            Escrow Agent. As defined in Section 1.2.
            Escrow Agreement. As defined in Section 10.11.
            Escrow Amount.  As defined in Section 10.12.
            Exchange Act. The Securities Exchange Act of 1934, as amended. Excluded Liabilities. As defined in Section 1.3.
            Fair Market Value. Fair Market Value of one share of Company Common Stock shall mean the average closing price (the "Price") of one share of Company Common Stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (the "Bulletin Board") (or other similar exchange or association on which the Company Common Stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date for which such Fair Market Value is being determined. If the Company Common Stock is not then quoted on the Bulletin Board or otherwise listed or quoted on an exchange or association, the Price shall be the fair market value of one share of Company Common Stock as of the date for which such Fair Market Value is being determined as determined in good faith by the Board of Directors of the Company.
            FDA. The Federal Food and Drug Administration.
            Financial Statements. The financial statements of Seller for the fiscal years ended on December 31, 2004 , 2003, 2002, together with the notes thereto
            Food and Drug Laws. The Federal Food, Drug, and Cosmetic Act of 1938, as amended, and all similar state, local, and foreign laws or ordinances.
            GAAP. Generally accepted accounting principles.
            Indemnified Party. As defined in Section 10.6.
            Indemnifying Party. As defined in Section 10.6.
            IRS. Internal Revenue Service.
            Law. Any law, statute, regulation, rule, ordinance, requirement, announcement or other binding action or requirement of an Authority. Leased Real Property. The parcels of land more fully described on
Schedule 3.6 under the heading "Leased Real Property," together with all rights and privileges under such leases (hereinafter referred to collectively as the "Real Property Leases") to the real property subject to such leases.
            Legal Provisions. As defined in Section 3.1.



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            Lien. Any lien (statutory or other), mortgage, pledge,
hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).
            Most Recent Balance Sheet. The balance sheet of Seller dated September 30, 2005.
            Most Recent Balance Sheet Date. September 30, 2005.
            Non-Competition Agreement. As defined in Section 6.3.
            Order. Any decree, order, judgment, writ, award, injunction, stipulation or consent of or by an Authority.
            Ordinary Course of Business. The ordinary course of business of Seller, in accordance with past custom and practice (including, without limitation, with respect to quantity and frequency).
            Parties. Phase III Medical, Inc., Phase III Medical Holding Company and NeoStem, Inc. Pending Claims. As defined in Section 10.12.
            Pension Plan. At any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is maintained either: (i) by Seller or any ERISA Affiliate or (ii) pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and, with respect to either (i) or (ii), Seller or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions.
            Permits. As defined in Section 3.19.
            Person. Any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, unincorporated entity or organization of any kind, Authority or other entity of any kind.
            Purchase Price. As defined in Section 1.2.
            Purchased Assets. The Business and all assets, rights and properties owned by Seller on the Closing Date relating to the Business, whether or not carried and reflected on the books of Seller (excluding the Retained Assets), including, but not limited to, the following:
            (a) all deposits (including, without limitation, deposits on capital expenditures) and prepaid expenses under Assumed Contracts;
            (b) all inventories;
            (c) the Equipment and Improvements;
            (d) the Real Property Leases;
            (e) the Assumed Contracts and all Accounts Receivable relating thereto;
            (f) all intellectual property, including but not limited to the following: all trade names (including the name "NeoStem" and any similar names used by Seller), trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications; all copyrights, copyright registrations, copyright applications; all patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors' certificates); all licenses with respect to any of the foregoing; all trade secrets, proprietary manufacturing information and know-how; all inventions, inventors' notes, drawings and designs; and, all customer and vendor lists and the goodwill associated with any of the foregoing;

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            (g) any Permits and licenses of Seller to the extent any of the same are transferable or assignable to Purchaser;
            (h) choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, in each case only to the extent related to the Purchased Assets or the Assumed Liabilities;
            (i) all of Seller's files, papers, documents and records relating to the Business, and all other miscellaneous assets of Seller relating to the Business wherever located, including, without limitation, Seller's website, credit, sales and accounting records, price sheets, catalogues and sales literature, books, processes, formulae, manufacturing data, advertising material, stationery, office supplies, forms, catalogues, manuals, correspondence, production records, employment records and any other information reduced to writing relating to the Business of Seller;
            (j) all rights with respect to the stem cells under the customer stem cell storage contracts identified on Schedule 2.1; and
            (k) the Business of Seller as a going concern.
Anything to the contrary notwithstanding, neither the term "Purchased Assets" nor any of the defined asset groups nominally comprising "Purchased Assets" shall include any asset specifically referred to in Section 1.4 above; provided, however, that for purposes of this Agreement, the term "Purchased Assets" shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Seller, which are used in, or which were acquired in connection with, the operation of the Business, excepting only the Retained Assets and any of the above which relate exclusively to the Retained Assets.
            Purchaser. As defined in the heading hereto.
            Purchaser Losses. As defined in Section 10.2.
            Real Property. The Leased Real Property.
            Real Property Leases. As defined in the definition of Leased Real Property.
            Resolved Claims. As defined in Section 10.11.
            Retained Assets. As defined in Section 1.4.
            SEC. Securities and Exchange Commission. Securities Act. The Securities Act of 1933, as amended. Seller. As defined in the heading hereto.
            Stem Cell Insurance. As defined in Section 6.1(q)
            Subsidiary. A Subsidiary of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has the power to direct the policies, management and affairs thereof.
            Taxes. As defined in Section 3.17.

            Tax Return. Any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.
            Third-Party Claim.  As defined in Section 10.6.
            Third-Party Notice.  As defined in Section 10.6.
            Time Covenant.  As defined in Section 5.8.
            Uncontested Claims. As defined in Section 10.12.

      2.3 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); and (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of an Authority, Persons succeeding to the relevant functions of such Person).

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Purchaser and Company to enter into and perform this Agreement, and in consideration of the covenants of Purchaser and Company contained herein, Seller represents and warrants to Purchaser and Company (which representations and warranties shall survive the Closing (subject to Section 10.1) regardless of any examinations, inspections, audits and other investigations Purchaser and Company have heretofore made, or may hereafter make, with respect to such representations and warranties) as follows:


      3.1   Status of Seller; Enforceability; Conflicts; Consents.

            (a) Except as set forth on Schedule 3.1, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Except as set forth on Schedule 3.1, Seller has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except where the failure to possess any such franchise, license, permit, authorization or approval would not have a material adverse effect on Seller or the Business. Seller is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not have a material adverse effect on Seller or the Business. Seller has no Subsidiaries.

            (b) Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized and approved by all necessary action on the part of Seller, except as set forth on Schedule 3.18.

            (c) This Agreement is binding upon, and enforceable against, Seller in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by principles of equity (whether in a proceeding at law or in equity).

            (d) Except as set forth on Schedule 3.1, neither the execution nor delivery of this Agreement by Seller nor the performance by Seller of its obligations under this Agreement will (assuming the receipt of all consents and approvals referred to in Schedule 3.18), conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Seller is a party or is bound or any judgment, order or decree, statute, law, ordinance, rule or regulation applicable to Seller or the property or assets of Seller (including, without limitation, the Purchased Assets) or the articles of incorporation or by-laws of Seller, or any applicable Law or Order (collectively, "Legal Provisions"), except for conflicts, breaches or defaults which would not have a material adverse effect on Seller or the Business.

            (e) No consent, approval, license, Permit, Order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Seller in connection with (i) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, or (ii) the conduct by Seller of its business following the Closing as conducted on the date hereof other than those that have already been obtained and (A) the consents and approvals referred to in Schedule 3.18, (B) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the transactions contemplated hereby, and (C) such other consents or approvals the failure of which to obtain would not have a material adverse effect on Purchaser or the ability of any party to consummate the transactions contemplated hereby.

            (f) Seller has delivered to Purchaser true and complete copies of its articles of incorporation and by-laws, as amended to date.

      3.2   Ownership of Seller.

            (a) Based on Seller's books and records, the sole shareholders of Seller are the Persons set forth on Schedule 3.2 and each such shareholder is the registered owner of the number of shares set forth opposite such Person's name.

            (b) Based on Seller's books and records, except as set forth on
Schedule 3.2, there are no outstanding warrants, options, agreements, convertible or exchangeable securities, phantom stock, or other commitments pursuant to which Seller is or may become obligated to issue or sell any shares of capital stock or other securities of Seller.

      3.3 Financial Statements. The Financial Statements and the financial statements for the nine months ended September 30, 2005 have been prepared in accordance with GAAP, consistently applied during the periods covered thereby, fairly present in all material respects the financial condition and the results of operations for the periods covered thereby, and are in accordance with the books and records of Seller. Seller has provided Purchaser with the Financial Statements and the Most Recent Balance Sheet.

      3.4 Undisclosed Liabilities. On the Most Recent Balance Sheet Date, Seller had no debts, liabilities, Liens, claims, encumbrances or other obligations of any nature (whether accrued, absolute, contingent or otherwise) which were not disclosed, reflected or reserved against on the Financial Statements or the Most Recent Balance Sheet; and, except for liabilities disclosed on Schedule 3.4 which have been incurred since the Most Recent Balance Sheet Date, since the Most Recent Balance Sheet Date Seller has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

      3.5 Title to Properties. Except as set forth on Schedule 3.5, Seller has good and marketable title to all of the assets and properties reflected on the Most Recent Balance Sheet or used in the Business constituting Purchased Assets free and clear of all Liens of any nature, except for (a) Liens for current taxes not yet due and payable and (b) minor Liens or other encumbrances which will not materially impair the value or utility of any material component of the Purchased Assets from and after the Closing or Seller's ability to consummate the transactions contemplated herein.

      3.6 Real Property. Schedule 3.6 contains accurate descriptions of each parcel of Real Property leased or occupied by Seller. No other Real Property is used in the Business or occupied by Seller. The Seller owns no real property. Except as set forth on Schedule 3.6, all of the Real Property Leases are valid and in full force and effect, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of the Real Property Leases, and to the knowledge of Seller, there does not exist any default or event that with notice or lapse of time, or both, would constitute a default by any other party under any of the Real Property Leases.

      3.7 Equipment and Improvements. Except as set forth on Schedule 3.7, to the best of Seller's knowledge, the Equipment and Improvements located on the Real Property are in compliance with all applicable Laws and Orders, and are in reasonable and serviceable condition and repair, normal wear and tear excepted, except for any such non-compliance which would not have a material adverse effect on Seller or the Business. To the best of Seller's knowledge, neither the Real Property nor the use or occupancy thereof by Seller violates in any way any applicable Laws, Orders, Permits, covenants, conditions and restrictions, whether federal, state, local or, to Seller's knowledge, private, except for any such violation which would not have a material adverse effect on Seller or the Business.

      3.8 Contracts.

            (a) Schedule 3.8 to this Agreement contains a complete list of all material Contracts (including, without limitation, all Assumed Contracts) entered into or agreed to by Seller or by which Seller is currently bound and true and complete copies of such written Contracts have been provided to Purchaser or its counsel. Identified with an asterisk on Schedule 3.8 are those Assumed Contracts which contain a prohibition on assignment. All Assumed Contracts are valid and binding upon Seller, and to Seller's knowledge, the other parties thereto except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. Except as set forth on
Schedule 3.8, there is no default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of such Assumed Contracts, and to the knowledge of Seller, there is no default or event that with notice or lapse of time, or both, would constitute a default by any other party under any of such Assumed Contracts. Except as set forth on Schedule 3.8, Seller has not received notice that any party to any of such Assumed Contracts intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.

            (b) Except as set forth on Schedule 3.8, the Assumed Contracts are adequate and appropriate for the continued conduct of the Business as conducted in the Ordinary Course of Business.

      3.9 Equity Interests. Except as set forth on Schedule 3.9, Seller does not directly or indirectly own any capital stock of, or other equity interests in, any corporation, partnership, joint venture or other entity.

      3.10 Intellectual Property. Schedule 3.10 contains a true and complete list and brief description of all patents, trademarks, service marks, trade names, and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, if any, owned by Seller or in which Seller has any rights or licenses. No other patents, trademarks, trade names, service marks or copyrights are reasonably necessary for the conduct of the Business in substantially the same manner as presently operated by Seller. To Seller's knowledge, there is no infringement or alleged infringement by any Person of any such trademark, service mark, trade name, copyright or patent. Seller has not received any notice from any Person alleging Seller is infringing upon, and, to Seller's knowledge, Seller has not infringed and is not now infringing on, any trademark, service mark, trade name, copyright or patent belonging to any other Person. Schedule 3.10 also contains a true and complete list of all agreements between each employee of Seller and Seller relating to confidential information of Seller, including but not limited to patents, trademarks, service marks, trade names, and copyrights, and the ownership of any intellectual property developed by such employee under the scope of his employment.

      3.11 Required Assets; Sufficiency of Assets. Except as set forth on
Schedule 3.11, (a) there are no significant assets used or required by Seller in the conduct of the Business as presently conducted by Seller that are not either owned by it or licensed or leased to it and, in each case conveyed to Purchaser under this Agreement, and (b) the Purchased Assets constitute all of the assets, goodwill, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, necessary to conduct the Business in substantially the same manner as presently conducted by Seller.

      3.12 Personnel Identification and Compensation. Schedule 3.12 contains a true and complete list of the names, titles and compensation of all current officers, directors and employees of Seller.

       3.13 Existing Employment Related Contracts. Schedule 3.13 contains a list of all written and oral (with a short description thereof) arrangements or contracts relating to employment, compensation, bonuses, severance, pension and other related issues and collective bargaining agreements to which Seller is a party or by which Seller is bound. All these contracts and arrangements are in full force and effect, and neither Seller nor, to Seller's knowledge, any other Person is in default under any such contract or arrangement. There have been no claims of default and there are no facts or conditions which, with the passage of time or upon notice, will result in a default by Seller, or to the knowledge of Seller, any other Person, under these contracts or arrangements. There is no pending or, to Seller's knowledge, threatened labor dispute, strike, or work stoppage affecting Seller or the Business.

      3.14 Compliance with Laws. Except as set forth in Schedule 3.14, Seller and the Purchased Assets have complied with all, and are not in violation of any, applicable Laws, Permits and Orders (including, without limitation, any applicable building, zoning, environmental protection, water use, Food and Drug Laws and related regulations, occupational health and safety, employment, disability rights or food service facilities law, ordinance, or regulation) affecting Seller's properties, the operation of the Business, or the Purchased Assets, except for any such non-compliance or violation which would not have a material adverse effect on Seller or the Business. No material capital expenditures are required for compliance with Laws by Seller in order to conduct the Business as presently conducted by Seller.

      3.15 Claims and Legal Proceedings. Except as set forth in Schedule 3.15, there is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to the knowledge of Seller, threatened against Seller before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, affecting Seller or the Business or that questions the validity of this Agreement or any action taken or to be taken Seller pursuant to this Agreement or in connection with the transactions contemplated hereby.

      3.16  Employee Benefit Plans.

            (a) Schedule 3.16 contains a true and complete list of all Employee Benefit Plans.

            (b) Except as set forth on Schedule 2.1, all obligations of any nature under any Employee Benefit Plan will constitute a Retained Liability, and Purchaser shall have no obligation or duty with respect thereto.

      3.17  Tax Matters.

            (a) The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable federal, state, local or foreign tax law or assessed, charged or imposed by any Authority, domestic or foreign; provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or charged. Except as set forth on Schedule 3.17, Seller has filed within the time period for filing or any extension granted with respect thereto, all material Tax Returns that it is required to file and has paid any and all material Taxes it is required to pay in connection with the taxable periods to which such Tax Returns relate. There are (and as of immediately following the Closing there will be) no Encumbrances on the Purchased Assets relating to or attributable to any Taxes. None of the Purchased Assets are treated as "tax-exempt use property" within the meaning of
Section 168(h) of the Internal Revenue Code of 1986, as amended.

            (b) Seller is not a foreign person within the meaning of Code
Section 1445. Neither the Code nor any other provision of Law requires Purchaser to withhold any portion of the Purchase Price.

      3.18 Consents. Except for those consents already obtained and those disclosed on Schedule 3.18, no consent, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the performance by Seller of its obligations hereunder.

      3.19 Licenses and Permits. Except as set forth on Schedule 3.19, Seller owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from an Authority that are necessary to entitle it to own and use the Purchased Assets and conduct the Business (collectively, the "Permits"). Complete and correct copies of all of the Permits have been provided to Purchaser by Seller and a listing of such Permits is set forth on Schedule 3.19. Except as set forth on Schedule 3.19, (i) Seller has fulfilled and performed in all material respects its obligations under each of the Permits, and to the best of its knowledge, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default or violation under any such Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit, or which might adversely affect in any material respect the rights of Seller under any such Permit; (ii) no notice of cancellation, of default, of violation or of any material dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and (iii) each of the Permits is valid, subsisting and in full force and effect, and may, subject to applicable law, be assigned and transferred to Purchaser in accordance with this Agreement, and will continue in full force and effect thereafter, in each case without the occurrence of any breach, default or forfeiture of rights thereunder or the consent, approval or act of, or the making of any filing with, any Authority.

3.20  Regulatory Compliance.

            (a) Seller has not received any major adverse written notice within the past two years from any Authority alleging any violation of any Legal Provision by Seller which, individually or in the aggregate has had or would have a material adverse effect on Seller or the Purchased Assets.

            (b) Except as described in Schedule 3.20, no Permit relating to the operation of the Business has been denied, placed on hold, withdrawn, suspended or discontinued as a result of any action by any Authority. No proceedings seeking the withdrawal, suspension or seizure of any Permit of Seller are pending against Seller, nor have any such proceedings been pending at any prior time, in each case which has had or would have a material adverse effect on Seller or the Purchased Assets.

            (e) Seller has not received any written notice within the past two years that the FDA or any other Authority has commenced, or overtly threatened to initiate, any action to enjoin Seller's operation of the Business.

      3.21 Broker's or Consultant's Fees. Seller has not dealt with any broker, finder or similar consultant in connection with any of the transactions contemplated by this Agreement and no other Person is entitled to any commission or finder's fee in connection with the sale of the Purchased Assets to Purchaser.

      3.22 Conduct of Business Since Most Recent Balance Sheet Date. Except as set forth on Schedule 3.22, since the Most Recent Balance Sheet Date Seller's Business has been conducted only in the ordinary course of business.

      3.23 Full Disclosure. None of the representations and warranties made by Seller in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained in this Agreement not misleading. There is no fact known to Seller which (so far as Seller reasonably foresees) materially adversely affects, or in the future may materially adversely affect, individually or in the aggregate, the Purchased Assets or the ability of Seller to consummate the transactions contemplated hereby that has not been set forth herein or heretofore communicated to Purchaser in writing pursuant hereto.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND COMPANY

      As an inducement to Seller to enter into and perform this Agreement, and in consideration of the covenants of Seller contained herein, Purchaser and Company represent and warrant to Seller (which representations and warranties shall survive the Closing (subject to Section 10.1) regardless of any examinations, inspections, audits and other investigations Seller have heretofore made, or may hereafter make, with respect to such representations and warranties) as follows:

      4.1 Status. Each of Purchaser and Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser and Company each has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except where the failure to possess any such franchise, license, permit, authorization or approval would not have a material adverse effect on Purchaser or Company. Each of Purchaser and Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except where the failure to be so duly qualified and in good standing would not have a material adverse effect on Purchaser or Company.

      4.2 Authority. Each of Purchaser and Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution or delivery of this Agreement by Purchaser or Company nor the performance by Purchaser or Company of its obligations under this Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Purchaser or Company is a party or is bound, its certificate of incorporation or by-laws or any applicable Law or Order. Without limiting the generality of the foregoing, none of the registration rights agreements to which the Company is a party prohibits the inclusion of the Shares, as contemplated by Section 9.5, in any demand registration exercised or exercisable thereunder.

      4.3 Due Authorization. The execution and delivery by Purchaser and Company of this Agreement, and the performance by Purchaser and Company of its obligations hereunder, have been duly and validly authorized and approved by all necessary action on the part of Purchaser and Company, respectively.

      4.4 Enforceability. This Agreement is binding upon, and enforceable against, Purchaser and Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by principles of equity (whether in a proceeding at law or in equity).

      4.5 Consents. No consent, license, Permit, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be obtained or made by or with respect to either Purchaser or Company in connection with its execution and delivery of this Agreement or the performance by it of its obligations hereunder.

      4.6 Broker's or Consultant's Fees. Neither Purchaser nor Company has dealt with any broker, finder or consultant in connection with any of the transactions contemplated by this Agreement, and no other Person is entitled to any commission or finder's fee in connection with the sale of the Purchased Assets to Purchaser.

     4.7 Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of common stock, $.001 par value, of which there were 69,052,196 shares issued and outstanding as of December 2, 2005 and 5,000,000 shares of Preferred Stock, $.01 par value, of which 1,000,000 are designated Series A Mandatorily Redeemable Convertible Preferred Stock and 681,171 shares of which were issued and outstanding and 825,000 shares are designated Series B Convertible Redeemable Preferred Stock and 10,000 of which were issued and outstanding as of November 29, 2005. To the best of the Company's knowledge, all such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The Consideration, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens, encumbrances, pre-emptive rights, rights of first refusal or similar rights. The Company owns all of the issued and outstanding shares of capital stock of the Purchaser.

     4.8  Claims and Legal Proceedings

     There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to the knowledge of Company or Purchaser, threatened against Company or Purchaser before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, that questions the validity of this Agreement or any action taken or to be taken by Company or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby.

     4.9  SEC Documents

     The Company has made available or provided to Seller true and complete copies of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, its Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, all Forms 8-K filed after the date of the last of the Form 10-K or Forms 10-Q, and Proxy Statement relating to its fiscal 2004 annual meeting of stockholders (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     4.11 Absence of Certain Changes. Since September 30, 2005, there has not been any change that by itself or in conjunction with all other such changes, has had or could reasonably be expected to have a material adverse effect on Company or Purchaser, except as disclosed in the SEC Documents.

     4.12 Full Disclosure. None of the representations and warranties made by Purchaser and Company in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained in this Agreement not misleading. There is no fact known to Purchaser or Company which (so far as Purchaser or Company reasonably foresees) materially adversely affects, or in the future may materially adversely affect, individually or in the aggregate, the ability of Purchaser and Seller to consummate the transactions contemplated hereby that has not been set forth herein or heretofore communicated to Seller in writing pursuant hereto.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

      The parties covenant and agree that from the date hereof through and including the earlier of the Closing Date or the termination of this Agreement in accordance with Article XI:

      5.1 Ordinary Conduct. (a) From the date hereof to the Closing, Seller shall conduct the Business in the Ordinary Course of Business. Seller shall use commercially reasonable efforts to preserve and protect its goodwill, rights, properties, the Purchased Assets and Business, to keep available to itself and Purchaser the services of its employees, and to preserve and protect its relationships with its employees, officers, advertisers, suppliers, customers, creditors and others having business relationships with it; provided, however, that Seller shall be entitled to continue its efforts to settle claims with its creditors and take such other actions as necessary or advisable by it to comply with the terms of this Agreement; and provided, further, that to the extent Seller does not comply with financial obligations under the Assumed Contracts, Seller shall not be deemed to have failed to comply with this Section 5.1 so long as such financial obligations are disclosed on Schedule 2.1 hereto.

            (b) From the date hereof to the Closing, Seller shall not enter into any licensing or similar arrangement with respect to or affecting the Business or the Purchased Assets.

      5.2 Right of Inspection; Access to Books and Personnel. Seller shall and shall cause each of Seller's officers, directors, employees, auditors and agents to afford to Purchaser and Purchaser's officers, directors, employees, auditors, agents and lenders the right at any time prior to the Closing, on reasonable notice during normal business hours, access to Seller's employees, auditors, agents, facilities, books and records as Purchaser reasonably shall deem necessary or desirable and subject to such reasonable restrictions as Seller may request to maintain the confidentiality of this Agreement and the transactions contemplated hereby and shall furnish such financial and operating data and other information with respect to Seller as Purchaser may reasonably require. Except as otherwise set forth herein, no such access, examination or review shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Seller set forth herein.

      5.3 Notification of Material Events.

            (a) Seller shall promptly notify Purchaser in writing of any event following the date hereof of which Seller is or becomes aware that will or may reasonably be expected to have a material effect, including but not limited to a material adverse effect, on the condition (financial or otherwise), rights, properties, assets or prospects of Seller or the Business or the performance by Seller of its obligations under this Agreement. Purchaser and Company shall promptly notify Seller in writing of any event following the date hereof of which Purchaser or Company is or becomes aware that will or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), rights, properties, assets or prospects of Purchaser or Company or the performance by Purchaser and Company of each of their obligations under this Agreement.

            (b) Seller on the one hand and Purchaser and Company on the other hand shall promptly notify the other of (a) the occurrence or non-occurrence of any fact or event (regardless of the time of the occurrence or non-occurrence of such fact or event) which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects.

     5.4 Supplemental Disclosures. Seller shall have the continuing obligation to supplement promptly and amend the Schedules as necessary or appropriate with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not, except as Purchaser may otherwise agree in writing, be deemed to have cured any breach of any representation or warranty made in this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, in the event that Seller updates the Schedules hereto prior to Closing (whether under Sections 5.3 or 5.4 or otherwise), and Purchaser and Company proceed to consummate the transactions contemplated hereby, then Purchaser and Company shall be deemed to have waived all rights of indemnification hereunder with respect to the matters identified in such updates. In addition, Purchaser and Company shall have no right to indemnification with respect to any breach by Seller of any representation, warranty, covenant or agreement herein if Purchaser or Company had actual knowledge of such breach prior to Closing.

      5.5 Exclusivity. Until the earlier to occur of (i) the termination of this Agreement in accordance with Article XI or (ii) the Closing, (a) Seller shall not, and shall not permit or authorize, as the case may be, any of Seller's Affiliates which it controls, directors, officers, employees, agents or advisors to, initiate, pursue or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations or agreements (whether preliminary or definitive) with any Person, contemplating or providing for any merger, acquisition, purchase or sale of stock or all or substantially all of the assets or any business combination or change in control of Seller or the Business, and (b) Seller shall deal exclusively with Purchaser and Company with respect to the sale of the Purchased Assets or the Business or assets and properties of Seller.

      5.6 Publicity. Seller agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by it without the prior consent (which consent shall not be unreasonably withheld) of Purchaser and Company, except as such release or announcement may be required by Law or the rules or regulations of any Authority, in which case Seller shall allow Purchaser and Company time to comment on such release or announcement in advance of such issuance. Purchaser and Company agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by them prior to the Closing without first providing Seller a reasonable opportunity to review and provide comments on such public release or announcement.

     5.7 Power of Attorney; Right of Endorsement, Etc. Effective as of the Closing, Seller hereby constitutes and appoints Purchaser and Company and each of them its successors and assigns the true and lawful attorney of Seller with full power of substitution, in the name of Purchaser or Company or Seller, on behalf of and for the benefit of Purchaser and Company and each of them (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments attributable to the Purchased Assets, (c) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets (subject to Section 10.7) and (d) to do all such reasonable acts and things with respect to the Purchased Assets as Purchaser or Company may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller directly or indirectly by the dissolution of Seller or in any other manner. Purchaser and Company shall retain for its own account any amounts lawfully collected pursuant to the foregoing powers and Seller shall promptly pay to Purchaser any amounts received by Seller after the Closing with respect to the Purchased Assets. Likewise, Purchaser and Company shall promptly pay to Seller any amounts received by Purchaser or Company after the Closing with respect to the Retained Assets.

      5.8 Covenants Not to Compete, Solicit or Disparage.

            (a) For the period of three years after the Closing Date (the "Time Covenant"), Seller covenants that it shall not, either individually or as a partner, joint venturer, consultant, shareholder, member or representative of another Person or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, or assist any other Person in any business operation or any enterprise if such business operation or enterprise engages, or would engage, in the Business anywhere in the world, provided, however, that the foregoing shall not prohibit Seller from owning up to five percent (5%) of a publicly traded company.

            (b) During the Time Covenant, Seller shall not, directly or indirectly, whether for its own account or for the account of any Person (other than Purchaser or Company) that is in competition with Purchaser (A) solicit, recruit, hire, engage in any activity that would cause any Person who is as of the Closing Date, or was during the 12 months prior to the Closing Date, employed by Seller to violate any agreement with Purchaser, endeavor to entice away any such Person from Purchaser, interfere with the relationship of Purchaser with such Person or induce any such Person to reject any employment offer by Purchaser or (B) solicit, entice or induce any Person who is, or was a customer, distributor, agent, supplier, vendor, manufacturer or developer of any product or service (collectively, "Customers and Suppliers") to (i) become Customers and Suppliers of any other Person engaged in any business activity that competes with the Business, (ii) cease doing business with Purchaser or
(iii) otherwise interfere with the relationship of Purchaser with any such persons. Seller covenants that it will not, directly or indirectly, in any capacity whatsoever, make any statement, written or oral, or perform any other act or omission that is intended to be materially detrimental to the goodwill of the business of Seller, except as compelled by judicial or administrative process.

            (c) If, during the Time Covenant, Seller is not in compliance with such restrictions, then Purchaser shall be entitled, among other remedies, to compliance by Seller with the terms of such provisions for an additional number of days that equals the number of days during which such noncompliance occurred.

            (d) The parties hereby agree that all restrictions and agreements contained in this Section 5.8, including, without limitation, those relating to the Time Covenant, are necessary and fundamental to the protection of the Business and any objections or reservations to such restrictions or agreements are hereby waived. Seller hereby agree that the remedy at law for any breach of this Agreement will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, the parties agree that upon Seller's breach of this Section 5.8, Purchaser shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit Purchaser's remedies at law or in equity for any breach by Seller of any of the provisions of this Agreement that may be pursued by or made available to Purchaser.

            (e) Each of the foregoing agreements and covenants is in addition to any other similar agreement and covenant contained in any other document entered into in connection herewith and is not intended in any way, form or fashion to limit the applicability of such other agreement or covenant.

      5.9 Confidentiality. Seller on the one hand and Purchaser and Company on the other, agrees, covenants and acknowledges that such Party will not, and will cause its Affiliates which it controls not to, disclose, give, sell, use, or otherwise divulge any confidential or secret information (including but not limited to any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas) of Seller relating to the Purchased Assets or the Business; provided, however, that the provisions of this Section 5.9 shall not apply to (a) any disclosure required by Law or the rules or regulations of any Authority, or (b) any information which (i) is now, or hereafter becomes, through no act or failure to act on the part of Seller on the one hand and Purchaser and Company on the other, generally known or available to the public or (ii) is disclosed with the prior written consent of Purchaser and Seller; and further provided, that the obligations of Purchaser and Company pursuant to this Section 5.9 shall terminate as of the Closing Date.

      5.10 Certain Funds. Prior to the Closing, Purchaser and Company shall provide to Seller the amount of funds set forth in Schedule 2.1 relating to the purchase of capital stock of nonaccredited investors of Seller .

      5.11 Performance of Contracts. With respect to each Assumed Contract, Seller shall duly perform and comply with all covenants, agreements and conditions required thereby to be performed or complied with by it prior to or on the Closing Date; provided, however, that to the extent Seller does not comply with financial obligations under such Assumed Contracts, Seller shall not be deemed to have failed to comply with this Section 5.11 so long as such financial obligations are disclosed on Schedule 2.1 hereto.

      5.12 Employees. Upon the Closing, Seller shall terminate the employment or engagement of each Person who is listed on Schedule 5.12 hereto (the "Employees"). The Purchaser or Company shall offer employment to the Employees indicated on Schedule 5.12 pursuant to the terms of the Employment Agreements and to such other Employees (if any) on such terms as Purchaser and Company, in their sole discretion, shall determine.

      5.13 Assumed Contracts. If after the date hereof and prior to the Closing Date, Purchaser determines that a Contract not listed on Schedule 2.1 should constitute an Assumed Contract, Purchaser shall so notify Seller and the parties shall jointly determine whether or not such Contract should be deemed an Assumed Contract; provided, however, that unless the parties otherwise agree, if such Contract is deemed by the parties to be an Assumed Contract, (i) Seller shall obtain any necessary consent to the assignment of such Contract to Purchaser; and (ii) Purchaser shall assume all liabilities and obligations thereunder arising before and after the Closing Date.

      5.14 Change of Name. Seller shall change its corporate name within five
(5) Business Days following the Closing.

      5.15 Certain Warrants. The Seller is a party to certain warrant agreements listed on Schedule 3.2, which in the aggregate would require the Seller to issue up to 821,000 shares of the Seller's common stock. If such warrants were all exercised prior to the Closing, the warrant holders would be entitled to participate with other holders of common stock, on a pro rata basis, in any distribution of Shares made by Seller to its common shareholders following the Closing. The Seller acknowledges that the warrant agreements are Excluded Liabilities, and the Seller, and not the Purchaser, shall satisfy any obligation to the holders of the warrants. If and when the escrowed Shares are released to the Seller under the Escrow Agreement, the Seller shall set aside a sufficient portion of such Shares to satisfy any obligations to the warrant holders prior to making any distribution of such Shares to its common shareholders, and will continue to hold such portion of the Shares for the benefit of the warrant holders until the exercise or expiration of the warrants, as applicable, at which time such Shares will be distributed to the warrant holders or common shareholders, as appropriate, in each case, subject to applicable law.


                                   ARTICLE VI
                CONDITIONS PRECEDENT TO PURCHASER'S AND COMPANY'S
                                  OBLIGATIONS

      6.1 Obligations to be Satisfied on or Prior to Closing Date. The obligation of Purchaser and Company to purchase the Purchased Assets under this Agreement is subject to the satisfaction (or waiver by Purchaser and Company), on or prior to the Closing Date, of the following conditions:

            (a) Accuracy of Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement that is qualified as to materiality shall be true, correct and complete in all respects and those that are not so qualified shall be true, correct and complete in all material respects as of the date hereof and on the Closing Date as though made on such date.

            (b) Compliance with Agreement. Seller shall have performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

            (c) Investigation. Each of Purchaser, Company and Purchaser's and Company's agents shall have been afforded access to Seller's books and records, officers, employees, agents, facilities and personnel, as provided in Section 5.2.

            (d) Consents. All consents, approvals, orders, authorizations, registrations, declarations, agreements and filings of any Person and Authorities set forth on Schedule 6.1(d) shall have been obtained or made by Seller in a form reasonably satisfactory to Purchaser and shall be in full force and effect as of the Closing Date, and no such authorizations, agreements and consents shall impose any burdensome or, in Purchaser's reasonable determination, unsatisfactory conditions or requirements on Purchaser.

            (e) No Adverse Proceedings. No Law shall have been enacted, promulgated or proposed, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller, Purchaser or Company as of the Closing Date, which, in any such case, in the reasonable judgment of Purchaser, challenges, or might result in a challenge to, the consummation of the transactions contemplated hereby or operation of the Business, or might give rise to a claim for damages against Seller, Purchaser or Company as a result of the consummation of such transactions or operation of the Business.

            (f) No Material Adverse Change. There shall have occurred no material adverse change in or with respect to the condition (financial or otherwise), business, rights, prospects, properties or assets or supplier, customer or employee relationships of Seller or the Business since the date hereof.

            (g) Schedules. All amendments or supplements to the Schedules made by Seller pursuant to Section 5.4 shall be acceptable to Purchaser in its reasonable discretion; provided, that all amendments or supplements to Schedule
2.1 shall be acceptable to Purchaser in its absolute discretion.

            (h) Closing Documents. Seller shall have delivered all reports, agreements, certificates, instruments, opinions and other documents required to be delivered by Seller on the Closing Date pursuant to Section 8.3, and the form and substance of all such reports, agreements, certificates, instruments, opinions and other documents shall be reasonably satisfactory to Purchaser and Company.

            (i) UCC, Tax Lien and Judgment Search Results. Seller shall have provided Purchaser, at Purchaser's sole cost and expense, a report, in form and substance satisfactory to Purchaser, as to the results of an examination of financing statements filed under the Uniform Commercial Code, and tax lien and judgment records, in each office in each such jurisdiction as Purchaser shall reasonably require, and such report shall indicate no material security interests, tax liens, judgments or other Liens not previously disclosed in writing to Purchaser.

            (j) Non-Competition. Each person so indicated on Schedule 6.1(j) shall have agreed to be subject to the obligations of non-competition and non-solicitation substantially the same as those to which the Company is agreeing pursuant to Section 5.8, except that the term for such persons shall be two years.

            (k) Employment Agreement. Each person listed on Schedule 6.1(k) shall have executed and delivered to Purchaser an employment agreement with Purchaser and/or Company on terms and conditions which encompass the terms set forth in such Schedule 6.1(k) (the "Employment Agreements").

           (l) Confidentiality. Each person indicated on Schedule 6.1(l) shall have agreed to be subject to the obligations of confidentiality substantially the same as those to which the Company is agreeing pursuant to Section 5.9.

            (m) Intellectual Property. Seller shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser of the assignment to Purchaser of certain intellectual property rights of Seller.

            (n) Investment Representations. Seller shall have made and obtained the investment representations set forth on Schedule 6.1(n) from each Person entitled to receive any portion of the Consideration.

            (o) Financial Statements. The Financial Statements and the Most Recent Balance Sheet shall have been audited, at Purchaser's expense, by Holtz Rubenstein Reminick LLP, independent certified public accountants, and accompanied by the opinion of such accountants relating to such statements. Seller shall have provided to Purchaser and Company any other financial information necessary for the purpose of Company making the required filings with the SEC that result from the transaction.

            (p) Adequate Resources. Purchaser and Company shall have determined in their reasonable discretion that they have raised funds sufficient to discharge their financial obligations under this Agreement, including, without limitation, those relating to the Assumed Liabilities and the operation of the Business.

            (q) Insurance. Purchaser and the Company shall have obtained insurance at a cost reasonably acceptable to them covering the stem cells under the customer stem cell storage contracts identified on Schedule 2.1 for such coverage types and in such amounts to be mutually agreed by Seller and Purchaser and covering claims made post-Closing whether or not the event giving rise to the claim or loss occurred prior to or following the Closing (the "Stem Cell Insurance").


      6.2 Procedure for Failure to Satisfy Conditions. In the event that any of the conditions precedent set forth above in Section 6.1 have not been satisfied, Purchaser shall either (a) notify Seller in writing indicating its election to terminate this Agreement pursuant to Section 11.1, or (b) close the transactions contemplated by this Agreement, thereby waiving such conditions precedent. In lieu of the foregoing, Purchaser and Seller may agree to consummate the transactions contemplated by this Agreement on such additional terms as are agreed to by Purchaser and Seller in writing.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      7.1 Obligations to Be Satisfied on or Prior to Closing Date. The obligations of Seller to sell the Purchased Assets under this Agreement are subject to the satisfaction (or waiver by Seller), on or prior to the Closing Date, of the following conditions:

            (a) Accuracy of Representations and Warranties. Each of the representations and warranties made by Purchaser and Company in this Agreement that is qualified as to materiality shall be true, correct and complete in all respects and those that are not so qualified shall be true, correct and complete in all material respects as of the date hereof and on the Closing Date as though made on such date.

            (b) Compliance with Agreement. Purchaser and Company shall have performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) No Adverse Proceedings. No Law shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller, Purchaser or Company as of the Closing Date, which, in any such case, in the reasonable judgment of Seller, challenges, or might result in a challenge to, the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Seller as a result of the consummation of such transactions.

            (d) Closing Documents. Purchaser and Company shall have delivered all reports, agreements, certificates, instruments, opinions and other documents required to be delivered by them on the Closing Date pursuant to Section 8.4, and the form and substance of all such certificates, instruments, opinions and other documents shall be reasonably satisfactory to Seller.

            (e) Adequate Resources. Purchaser and Company shall have resources reasonably adequate to discharge their financial obligations under this Agreement, including, without limitation, those relating to the Assumed Liabilities.

            (f) No Material Adverse Change. There shall have occurred no material adverse change in or with respect to the condition (financial or otherwise), business, rights, prospects, properties or assets or supplier, customer or employee relationships of Purchaser or Company since the date hereof.

            (g) Insurance. Purchaser and the Company shall have obtained the Stem Cell Insurance.

      7.2 Procedure for Failure to Satisfy Conditions. In the event that any of the conditions precedent set forth above in Section 7.1 have not been satisfied, Seller shall either (a) notify Purchaser in writing indicating its election to terminate this Agreement pursuant to Section 11.1 or (b) close the transactions contemplated by this Agreement, thereby waiving such condition precedent. In lieu of the foregoing, Purchaser and Seller may agree to consummate the transactions contemplated by this Agreement on such additional terms as are agreed to by Purchaser and Seller in writing.

                                  ARTICLE VIII
                                     CLOSING

      8.1 Time and Place. The Closing shall take place at 1:00 p.m. on the Closing Date at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020 or at such other time and place as Seller and Purchaser may mutually agree.

      8.2 Closing Transactions. All documents and other instruments required to be delivered at the Closing shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.

      8.3 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser and Company:

            (a) all such certificates, assignments and other documents and instruments of sale, assignment, conveyance and transfer, as Purchaser, Company, or its counsel may reasonably deem necessary or desirable to effect the transfer of the Purchased Assets to Purchaser;

         (b) the articles of incorporation of Seller, as amended, certified as of a date not earlier than twenty (20) days prior to the Closing Date by the Secretary of State of the State of California;

            (c) a certificate of the Secretary or President of Seller certifying to: (i) the by-laws, as amended, of Seller; (ii) resolutions of the board of directors of Seller authorizing and approving the execution, delivery and performance by Seller of this Agreement and any agreements, instruments, certificates or other documents executed by Seller pursuant to this Agreement;
(iii) resolutions of the shareholders relating to the incumbency of the Directors of Seller ;(iv) incumbency and signatures of the officers of Seller;

            (d) a stock power executed in blank for use under the Escrow A greement;

            (e) such other instruments and documents as are required by any other provisions of this Agreement to be obtained by or delivered on the Closing Date by Seller to Purchaser and Company.

      8.4 Deliveries by Purchaser and Company. At the Closing, Purchaser and Company shall deliver or cause to be delivered to Seller (except insofar as the conditions related to such delivery have been waived by Seller):

            (a) stock certificates representing the Consideration, registered in the name of Seller.

                                   ARTICLE IX
                                OTHER AGREEMENTS


      9.1 Further Assurances. At any time and from time to time from and after the Closing, Seller on the one hand, and Purchaser and Company on the other hand, shall, at the request of the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to Purchaser of the Purchased Assets or for the performance by Seller, Purchaser or Company of any of their other respective obligations under this Agreement.

      9.2 Access to Records After Closing. From and after the Closing Date, Purchaser and Company and its representatives shall have reasonable access for any purpose reasonably related to the Business, to inspect and copy all books and records relating to Seller or the Business that it or its Affiliates may retain after the Closing Date. Such access shall be afforded upon receipt by Seller of reasonable advance notice and during normal business hours. Nothing contained in this Section 9.2 shall require Seller to retain any books or records longer than such books or records would otherwise have been retained in the Ordinary Course of Business but for the transactions contemplated by this Agreement.

      9.3 Collection of Receivables. From and after the Closing, Purchaser shall have the right and authority to collect for its own account all Accounts Receivable under the Assumed Contracts and other items that are included in the Purchased Assets and to endorse with the name of Seller, as applicable, any checks or drafts received with respect to any such Accounts Receivable or other items and Seller agrees promptly to deliver to Purchaser any cash or other property received directly or indirectly by it with respect to such Account Receivables and other items, including any amounts payable as interest.

     9.4 Third Party Consents and Confidentiality Obligations. To the extent that Seller's rights under any Assumed Contract may not be assigned without the consent of another Person which has not been obtained as of the Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Purchased Assets such that Purchaser would not in effect acquire the benefit of all such rights, then, Seller, to the maximum extent permitted by law, shall act after the Closing Date as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate with Purchaser in any other arrangement designated to provide such benefits to Purchaser. In addition, with respect to confidentiality obligations of third parties to Seller regarding confidential and proprietary information of Seller that are contained in any of the agreements of Seller that constitute Retained Assets, Seller shall likewise, to the maximum extent permitted by law, act after the Closing Date as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate with Purchaser in any other arrangement designated to provide such benefits under such agreements to Purchaser. Seller's action as agent of Purchaser as provided herein shall be at the reasonable expense of Purchaser.

     9.5 Registration of Shares.

            9.5.1 Piggy Back. If the Company at any time prior to two years from the date of the Closing proposes to file a registration statement with respect to any of its equity securities (other than a registration statement on Form S-4 or S-8 or any successor or substantially similar form) (any of the foregoing, a "Company Registration"), for its own account or for the account of any holder of securities of the Company pursuant to demand registration rights granted by the Company, to the extent not prohibited by the terms of such demand registration rights (a "Requesting Securityholder" and, such registration, a "Requesting Securityholder Registration"), then the Company shall in each case give written notice of such proposed filing to Seller as representative of the holders of the Shares at least 20 days before the anticipated filing date of any such registration statement by the Company. Such notice shall offer to Seller and any holders of the Shares the opportunity to have any or all of the Shares held by them included in such registration statement and shall include the number of shares proposed to be registered, the proposed filing date, the intended method of distribution of such shares and the proposed managing underwriter, if any. If Seller or any of the holders of the Shares desire to have the Shares registered on such Company Registration, Seller or the holders of the Shares shall so advise the Company in writing within 10 days after the date of receipt of such notice (which request shall set forth the amount of Shares and the holder of such Shares for which registration is requested), and the Company shall include in such registration statement all such Shares so requested to be included therein, subject to its receipt from any such holder of information required by the rules and regulations of the SEC to be set forth in such registration statement. If the registration statement relates to an underwritten offering, such Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Seller or any holder of the Shares shall have the right to withdraw a request to include Shares in any public offering pursuant to this provision by giving written notice to the Company of its election to withdraw such request at least 10 business days prior to the proposed effective date of such registration statement. Notwithstanding the foregoing, if the managing or lead underwriter or underwriters of any such proposed underwritten offering advise the Company in writing that the total number of securities which the Seller, the holders of the Shares and the Company and any other persons or entities intended to be included in such proposed underwritten offering exceeds the number that can be sold in such offering within a price range acceptable to the Company (in the case of a Company Registration) or to the Requesting Securityholder (in the case of a Requesting Securityholder Registration), then the amount or kind of securities offered at the request of Seller and the holders of the Shares shall be reduced or eliminated in accordance with such managing underwriter's recommendation. Expenses of registration, consisting of expenses relating to the Purchaser and Company's compliance with this Section 9.5, including without limitation all registration and "blue sky" qualification fees, printers' and accounting fees, fees and disbursement of counsel for the Company shall be borne by the Company. All selling commissions applicable to the sale of the Shares, including any fees and disbursements of any special counsel to Seller and the holders of the Shares shall not be expenses borne by the Company.

            9.5.2 Company Obligations. Whenever required to effect the registration of any Shares under this Section 9.5, the Company shall:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Shares and use reasonable efforts to cause such registration statement to become effective and to remain effective for so long as any holder of the Shares would be limited in the number of Shares they could sell pursuant to the volume restrictions contained in Rule 144(e)(1) of the Securities Act.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the holders of the Shares such number
of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them that are included in such registration.

                           (d) Use reasonable efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders of the Shares, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each holder of Shares participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each holder of Shares covered by such
registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            9.5.3 Current Information. From and after the Closing, the Company shall timely comply with the requirements of Rule 144(c) of the Securities Act.

     9.6 Insurance. From and after the Closing, Purchaser and the Company shall use its best efforts to maintain the Stem Cell Insurance in full force and effect at least through the end of the term of the Escrow Agreement.


                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 Survival of Representations, Warranties and Indemnity. The representations and warranties of the Parties contained in Articles III and IV and the indemnification obligations contained in this Article X shall survive the Closing and expire one year following the Closing Date; provided, however, that any claims which involve fraud or intentional misrepresentation shall survive the Closing indefinitely; and provided, further, that if at the stated expiration of any indemnification obligation there shall be pending any indemnification claim pursuant to which notice has been given pursuant to
Section 10.6, such Party shall continue to have the right to seek such indemnification with respect to such claim notwithstanding such expiration.

     10.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser and Company and their respective members, officers, directors, employees and agents after the Closing Date from and against any loss, liability, obligation, Lien, damage, cost and expense (including reasonable legal and accounting fees incurred in defending or prosecuting any claim for any such liability, loss or damage) ("Purchaser Losses") arising out of or resulting from:

            (a) subject to Section 5.4, the untruth or inaccuracy as of the date hereof and the Closing Date of any representation or warranty of Seller contained in this Agreement or the Schedules hereto (or in any document, writing, or certificate delivered by Seller under Article VI or VIII of this Agreement);

            (b) any Excluded Liability;

            (c) the breach or failure by Seller to perform any of its covenants or obligations hereunder;

            (d) Undisclosed liabilities relating to the Assumed Contracts or the Purchased Assets that arose prior to the Closing Date.

10.3 Indemnification by Purchaser and Company. Purchaser and Company shall, jointly and severally, indemnify, defend and hold harmless Seller and its officers, directors, employees and agents after the Closing Date from and against any loss, liability, obligation, Lien, damage, cost and expense (including reasonable legal and accounting fees incurred in defending or prosecuting any claim for any such liability, loss or damage) arising out of or resulting from:

(a) the untruth or inaccuracy as of the date hereof and the Closing Date of any representation or warranty of Purchaser or Company contained in this Agreement or the Schedules hereto (or in any document, writing, or certificate delivered by Purchaser or Company under Articles VII or VIII of this Agreement);

(b) any liability or obligation assumed by Purchaser or Company pursuant to this Agreement;

(c) the breach or failure by Company or Purchaser to perform any of their other covenants or obligations hereunder;

(d) any claim, suit, action or proceeding which pertains to the ownership, organization, operation or conduct of the Business by Purchaser or Company after the Closing or to the other affairs of Purchaser or Company (unrelated to the Business) prior to or after the Closing.

     10.4 Limits on Indemnification. Notwithstanding anything to the contrary set forth in this Agreement, (a) Seller on the one hand and Purchaser and Company on the other hand shall be required to indemnify each other only if, and then only to the extent that, any Losses exceed $5,000 in the aggregate; provided, however, that such limitation shall not apply to any Excluded Liability, or any failure by Company or Purchaser to pay or perform any Assumed Liability or any obligation under Sections 5.10, 9.5 or 9.6, and (b) the aggregate liability of Seller on the one hand and Purchaser and Company on the other hand under Section 10.2 and 10.3 shall not exceed the Escrow Amount; provided, however, that such limitation shall not apply to any Excluded Liability, or any failure by Company or Purchaser to pay or perform any Assumed Liability or any obligation under Sections 5.10, 9.5 or 9.6, or any claims by Seller, Purchaser or the Company for fraud or willful misrepresentation.

     10.5 Cross-indemnification for Broker's, Consultant's or Finder's Fees. Purchaser and Company on the one hand and Seller on the other hand, each agree to indemnify and hold harmless the other from and against any and all losses, liabilities, obligations, Liens, damages, costs and expenses of any kind or character arising from any claims for broker's, consultant's or finder's fees or commissions or other similar fees in connection with the transactions covered by this Agreement, insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf, which indemnity expressly shall survive any termination of this Agreement or any Closing hereunder.

     10.6 Procedure for Indemnification.

            (a) If any Party is entitled to indemnification hereunder (the "Indemnified Party") for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the other Party (the "Indemnifying Party") of the nature of the claim in detail and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party (a "Third-Party Claim"), the Indemnified Party shall promptly give written notice (a "Third-Party Notice") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail and the amount of the claim.

            (b) In the event that an Indemnifying Party which receives notice of an indemnification claim contests its liability for such indemnification claim, such party shall send written notice to the Indemnified Party of its dispute of indemnification within 15 days thereof. If the parties are unable to resolve such dispute of indemnification within 60 days after the date of the notice of dispute, the Indemnified Party may bring an action against the Indemnifying Party to enforce such indemnification claim.

            (c) The Indemnifying Party shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand giving rise to any such claim for indemnification. In the event the Indemnifying Party undertakes to compromise or defend any such claim or demand, it shall promptly (and in any event, no later than fifteen (15) days after receipt of a Third-Party Notice) notify the Indemnified Party in writing of its intention to do so. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand. After the assumption of the defense by the Indemnifying Party, the Indemnified Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnifying Party, in connection with such defense (unless the Indemnifying Party disputes its liability for such indemnification claim and an arbitration pursuant to Section 10.13 determines that the Indemnifying Party is not liable to indemnify the Indemnified Party), but the Indemnified Party may participate in such defense at its own expense. No settlement of a Third-Party Claim defended by the Indemnifying Party shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement of a Third-Party Claim which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Third-Party Claim.

     10.7 Payment. Except for Third-Party Claims being defended in good faith by the Indemnifying Party in accordance with Section 10.6, the Indemnifying Party shall satisfy its obligations hereunder within fifteen (15) days after receipt of notice of a claim, unless the Indemnifying Party has contested its liability for indemnification pursuant to Section 10.5 in which case no payment shall be due from the Indemnifying Party unless its liability therefor is established by final nonappealable court order or judgment and fifteen (15) days have passed since the entry of such order or judgment.

     10.8 Limited Recourse against Seller and its shareholders. Any claims for indemnification or damages against Seller which arise after the Closing shall be satisfied solely from the Escrow Amount; provided, however, there shall be no limitations and the Seller and its Affiliates shall remain liable for any claims involving fraud or willful misrepresentation.

    10.9 Reduction for Insurance and Taxes. The amount of any payment to any Indemnified Party pursuant to this Article X shall be reduced by the amount of any insurance proceeds actually received by or on behalf of the Indemnified Party in reduction of the related indemnifiable loss. An Indemnified Party which subsequently receives insurance proceeds in respect of the related indemnifiable loss shall pay to the Indemnifying Party the amount of such actually received insurance proceeds. Where any tax benefit is available to the Indemnified Party with respect to an indemnifiable event, the amount of any payment with respect to such indemnifiable loss shall be reduced dollar for dollar by the amount of such tax benefit actually received.

    10.10 Remedies Exclusive. The remedies provided in this Article X shall be the exclusive remedies of the parties hereto after the Closing in connection with any breach of a representation or warranty, non-performance, partial or total, of any covenant or agreement contained herein or any other matter relating to the transactions contemplated hereby. Nothing contained herein, however, shall preclude a party from seeking injunctive relief or specific performance, under circumstances where such relief might be appropriate, provided that the moving party shall not be entitled to ancillary relief in the nature of damages or fee awards unless specifically so provided for herein.

    10.11 No Consequential Damages. The Indemnifying Party shall not be liable to the Indemnified Party for consequential, enhanced, punitive or special damages or the like unless such damages are included in a Third-Party Claim and the Indemnified Party is liable to the third party claimant for such damages.

    10.12 Escrow.

            (a) As provided for in Section 1.2, on the Closing Date, the Purchaser shall deliver 60% of the Consideration (the "Escrow Amount") to the Escrow Agent with stock power endorsed in blank to be used only in accordance with the Escrow Agreement; provided, that all Consideration shall be issued in Seller's name. The Escrow Agent shall retain and disburse the Escrow Amount pursuant to the escrow agreement attached as Exhibit A hereto (the "Escrow Agreement").

            (b) The Escrow Agreement shall provide that the Escrow Amount shall be applied, subject to the conditions provided for in Article X, to pay claims for Purchaser Losses that have not been contested as provided for in Section 10.6(b) ("Uncontested Claims") and claims for Purchaser Losses that have been resolved in favor of Purchaser (to the extent so resolved) pursuant to a final nonappealable court judgment or by agreement of Seller on the one hand and Purchaser and Company on the other hand ("Resolved Claims") and to secure claims for the Purchaser Losses as to which Seller has been notified (pursuant to Section 10.6(a)) and the Escrow Agent and which are neither Uncontested Claims nor Resolved Claims ("Pending Claims"). Upon the expiration of one (1) year following the Closing Date, Escrow Agent shall release to Seller an amount equal to the remaining Escrow Amount, less the aggregate amount of the then Pending Claims and shall continue thereafter to retain funds equal to the amount of the Pending Claims until directed otherwise by agreement of Purchaser, Company and Seller or by court order.

         (c) Notwithstanding anything to the contrary in the Escrow Agreement or this Agreement, Seller reserves the right to satisfy any indemnification obligation in cash, in which case there shall be no offset against the Escrow Amount for such obligation.

    10.13 Bulk Sales. Notwithstanding anything herein to the contrary, Seller will indemnify and hold harmless Purchaser and Company and other third parties from and against any and all Losses resulting from or arising out of any noncompliance or alleged noncompliance by Purchaser or Seller with applicable bulk sales laws.

                                   ARTICLE XI
                                   TERMINATION

     11.1 Rights to Terminate. This Agreement may be terminated at any time prior to the Closing only as follows:

            (a) by mutual written consent of Seller, Purchaser and Company;

            (b) by Seller if Purchaser or Company is in material breach of any representation, warranty or covenant under this Agreement (and Seller is not then in material breach of any representation, warranty or covenant) and Purchaser or Company has failed to cure such breach within 10 Business Days following written notice thereof from Seller;

            (c) by Purchaser or Company if Seller is in material breach of any representation, warranty or covenant under this Agreement (and Purchaser and Company are not then in material breach of any representation, warranty or covenant) and Seller has failed to cure such breach within 10 Business Days following written notice thereof from Purchaser or Company;

            (d) by Seller if, at or before the Closing Date, any condition set forth herein for the benefit of Seller shall not have been timely met and cannot be met on or before the Closing Date and has not been waived; or

            (e) by Purchaser or Company if, at or before the Closing Date, any condition set forth herein for the benefit of Purchaser or Company shall not have been timely met and cannot be met on or before the Closing Date and has not been waived; or

            (f) by Purchaser, Company or Seller if the Closing shall not have occurred on or before January 31, 2006.

      Each party's right of termination hereunder is in addition to any of the rights it may have hereunder.

      11.2 Effects of Termination. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release any party of any liabilities or obligations arising hereunder for any pre-termination breaches hereof or misrepresentations made herein. In the event of any termination of this Agreement, (a) each party shall return or destroy all documents containing confidential information of the other party (and, upon request, certify as to the destruction thereof), and (b) no party hereto shall use for any purpose, or disclose to any third party, any such confidential information of the other party, except as required by law or legal process.



                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      12.1 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified or registered mail, return receipt requested, postage prepaid, three Business Days after being deposited in the U.S. mails and (c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:

            (i) if to Purchaser or Company:

                  Phase III Medical, Inc.
                  330 South Service Road
                  Suite 120
                  Melville, New York  11747
                  Attention:  General Counsel
                  Telephone: (631) 574-4955
                  Facsimile:  (631) 574-4956

                  and

                  Lowenstein Sandler, PC
                  65 Livingston Avenue
                  Roseland, NJ 07068-1791
                  Attention: Alan Wovsaniker, Esq.
                  Telephone: (973) 597-2500
                  Facsimile:   (973) 597-2565

            (ii) if to Seller:

                  NeoStem, Inc.
                  29219 Canwood Street
                  Suite 100
                  Agoura Hills, CA  91301
                  Attention: President
                  Telephone: (805) 236-5197
                  Facsimile: (805) 491-2229
                  with a copy to:
                  Epstein & Beuerlein
                  Attorneys at Law
                  1930 Benedict Canyon Drive
                  Beverly Hills, CA 90210-1402
                  Attention:  Michele E. Beuerlein, Esq.
                  Telephone:  (310) 278-6430
                  Facsimile: (310) 278-4030

or to such other addresses as may be specified by any such Persons to the other Persons, pursuant to notice given by such Person in accordance with the provisions of this Section 12.1.

     12.2 Assignment. No party may assign or transfer any or all of its rights or obligations under this Agreement without the prior written approval of the other parties; provided, however, that Purchaser may assign or transfer all (but not less than all) of its rights and obligations under this Agreement (a) to any Person that is wholly-owned, directly or indirectly, by Purchaser or is an Affiliate of Purchaser or (b) after the Closing, to any Person to whom Purchaser sells all or substantially all the Purchased Assets, provided further, that at any time Purchaser may collaterally assign its rights hereunder to any Person or Persons providing financing to Purchaser in connection with the transactions contemplated hereby.

     12.3 Benefit of the Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 9.5 with respect to registration of Shares held by any transferee of the Consideration and Article X with respect to indemnification of indemnified parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and assigns.

     12.4 Exhibits and Schedules. The Exhibits and Schedules hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein. References in this Agreement and in the Schedules are made for convenient reference only, and all matters disclosed in any Schedule shall be deemed to be disclosed in each Schedule.

     12.5 Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

     12.6 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements between and among the Parties with respect to the Business (including, but not limited to the Joint Venture Agreement dated as of March 31, 2004 and the revenue sharing agreement dated as of September 9,
2005) and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof.

     12.7 Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof and signed by Purchaser and Seller. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     12.8 Counterparts. This Agreement may be executed in counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.9 Severability. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     12.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF).

     12.11 Expenses. Company and Purchaser shall pay all reasonable costs and expenses incurred or to be incurred by all Parties in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, however, that Company shall only be responsible for costs and expenses of Seller not exceeding $50,000; and, provided further that Seller's costs and expenses shall be paid at the Closing.

     12.12 JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

            (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION.

            (b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement the date first written above.

                                                NEOSTEM, INC.
                                                By:  /s/ Larry May
                                                     ---------------------------
                                                Name:    Larry May
                                                     ---------------------------
                                                Title:   President
                                                     ---------------------------

                                                PHASE III MEDICAL, INC.
                                                By:  /s/  Mark Weinreb
                                                      --------------------------
                                                Name:     Mark Weinreb
                                                     ---------------------------
                                                Title:    President & CEO
                                                     ---------------------------

                                                PHASE III MEDICAL HOLDING
                                                COMPANY
                                                By:  /s/  Mark Weinreb
                                                     ---------------------------
                                                Name:     Mark Weinreb
                                                     ---------------------------
                                                Title:    President & CEO
                                                     ---------------------------